Associates TransCapital Services
              a division of Associates Commercial Corporation
                   300 E. Carpenter Freeway, 17th Plaza
                           Irving, Texas  75062



December 5, 1996



Environmental Transportation Services, Inc.
c/o AMETECH, Inc.
Post Office Box 36118
Oklahoma City, Oklahoma  73136

          Re:  Transportation Accounts Financing and Security
               Agreement dated as of February 6, 1996
               ("Transportation Agreement")

Dear Ladies and Gentlemen:

This letter is to confirm, pursuant to our previous conversations, that Associates TransCapital Services ("Associates") agrees that notwithstanding anything to the contrary contained in Section 8.01 of that certain Transportation Accounts Financing and Security Agreement by and between Environmental Transportation Services, Inc. ("ETS") and Associates, for ninety (90) days from the date of this letter, ETS shall not be deemed to be in default by reason of the default under that certain Loan and Security Agreement dated April 27, 1993 between ETS and The CIT Group/Capital Equipment Financing, Inc. ("CIT"), as amended ("CIT Agreement"). This letter is granted in order to assist ETS and AMETECH, Inc. with their efforts to resolve their current problems with CIT and for no other reason.

Except as specifically set forth herein, this letter is not intended to and shall not limit any rights or remedies available to Associates under the Transportation Accounts Financing and Security Agreement.

                              Very truly yours,

                              Associates TransCapital Services
                              a division of Associates Commercial
                              Corporation


                              By:   /s/ Kerry Loven
                                 ________________________________
                                   Kerry Loven
                                   Vice President